UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 30, 2015

BioCorRx Inc.
(Exact name of registrant as specified in its charter)

333-153381

(Commission File Number)

Nevada	26-0685980
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

601 N. Parkcenter Drive, Suite 103

Santa Ana, California 92705

(Address of principal executive offices)

(714) 462-4880

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.02 Termination of a Material Definitive Agreement.

On June 30, 2015, BioCorRx, Inc. (the “Company”), the developer of the Start Fresh Program, entered into a Sublicense Release Agreement (the “Agreement”) with Sobriety and Addiction Solutions, LLC (“SAS”), whereby SAS was released from its license agreements with the Company. SAS was previously offering the Start Fresh Program for locations in Walnut Creek, Fresno and Washington DC under MyLife Recovery Centers (MyLife). With different views on how to best approach and capture market share of the $35 billion addiction treatment industry, the companies felt that this separation would allow each party to pursue their respective strategies to help more people suffering from addiction in the largely fragmented addiction treatment market. The above is a brief description of the Agreement and is qualified in its entirety by the full text of the Agreement, which is attached as Exhibit 10.1 this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished herewith:

Exhibit Number	Description

10.1*	Sublicense Release Agreement, dated June 30, 2015

 __________

* A portion of Exhibit 10.1 has been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCORRX INC.

Date: July 2, 2015	By:	/s/ Lourdes Felix
Lourdes Felix Chief Financial Officer and Director